Exhibit 99.1 For Immediate Release November 9, 2021 Heritage Financial Corporation Appoints Trevor Dryer and Gail Giacobbe to its Board of Directors Olympia, WA, November 9, 2021/PRNewswire/ – Heritage Financial Corporation (“Heritage”) (NASDAQ: HFWA), is pleased to announce the appointment of Trevor Dryer and Gail Giacobbe to its Board of Directors. Mr. Dryer and Ms. Giacobbe were also appointed to the Board of Directors of Heritage’s wholly-owned subsidiary, Heritage Bank. The appointments are effective January 1, 2022. “We are pleased to welcome Trevor and Gail to our board of directors,” said Brian L. Vance, Board Chair. “Trevor is a fintech and small business lending subject matter expert with executive leadership experience which spans from fintech startups to global technology companies. He is a former attorney and a community leader in the Portland region. Gail brings deep expertise in digital transformation, including personalization and customer experience to the board. She also brings extensive experience in strategic leadership, management, and cultural transformation. As the banking industry experiences ongoing digital transformation and as we evolve our new technology solutions, we are looking forward to the addition of their technical expertise on our board.” Mr. Dryer was the CEO and Director of Mirador from 2014 to 2018. Mirador was a company he co-founded to provide small businesses with the digital platform to access reasonably priced loans from banks and credit unions. Mirador was acquired by CUNA Mutual in 2018, and he remained on as CEO through early 2020 to facilitate the integration. After leaving CUNA Mutual, Mr. Dryer joined Serent Capital, a software- focused private equity firm, as a senior vice president on its growth team. During his tenure, he served on the firm’s investment committee and worked with a variety of portfolio companies on corporate strategy and implementing processes to scale sales, customer success and other functions. He also serves on the boards of Cozera and Qualtik, both venture-backed software companies and previously was the Executive Chair of Zingo, a startup that was sold to Credit Sesame in 2021. Earlier in his career, Mr. Dryer worked at Vesta Corporation as Entrepreneur in Residence where he created a new payments product, and Intuit where he led their Mobile Payments and Point-of-Sale businesses. Trevor is a former attorney at Munger, Tolles & Olson as well as a judicial clerk on the U.S. Court of Appeals for the Ninth Circuit. Mr. Dryer resides in Portland, Oregon, and earned a J.D. degree from Stanford Law School, where he was CFO of Stanford Law Review, a Teaching Assistant, and a Research Assistant. He attained an A.B. degree in History and Literature from Harvard University, magna cum laude. He was active in Phi Beta Kappa, Committee on Public Service, and Student Advisory Council at the Institute of Politics.

Ms. Giacobbe currently serves as General Manager for Customer Success Engineering at Microsoft. She is a senior technology products and services executive with 20 years of experience leading product organizations in enterprise, B2B, education and consumer software, spanning Fortune 100 companies, high growth venture capital and private equity funded enterprises. Formerly, Ms. Giacobbe worked at GoDaddy from 2015 to 2019, where she served as Vice President of Product and User Experience and led GoDaddy's Women in Tech employee resource group. Prior to GoDaddy, Gail worked in a variety of product leadership roles at Microsoft including Principal Group Product Manager for Skype, Principal Group Program Manager for Outlook, and Principal Product Lead for SharePoint. Ms. Giacobbe resides in Seattle, Washington and is an active community leader. She has served on the board of directors of JFS Seattle since 2014, where she currently chairs the human resources and compensation committees. Since 2019, she has served on the advisory board for the Seattle University Data Science program, providing guidance for the design of the MS in Data Science program offering, which launched in the fall of 2021. Ms. Giacobbe graduated with honors from Princeton University and holds a Master of Arts in Teaching from Brown University. About Heritage Heritage Financial Corporation is an Olympia-based bank holding company with Heritage Bank, a full-service commercial bank, as its sole wholly-owned banking subsidiary. Heritage Bank has a branching network of 49 banking offices in Washington and Oregon. Heritage Bank also does business under the Whidbey Island Bank name on Whidbey Island. Heritage’s stock is traded on the NASDAQ Global Select Market under the symbol “HFWA”. More information about Heritage Financial Corporation can be found on its website at www.hf-wa.com and more information about Heritage Bank can be found on its website at www.heritagebanknw.com. Contact Jeffrey J. Deuel, President and Chief Executive Officer, (360) 943-1500